UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. English Rd 5th Floor
High Point, North Carolina		27262
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 23, 2026, Culp, Inc. (the “Company”) held its annual meeting of shareholders. At the meeting, the Company’s shareholders: (i) elected each of the seven persons listed below under Proposal 1 to serve as a director of the Company until the 2027 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2027; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (a “Say-on-Pay” vote). The following information sets forth the results of the voting at the annual meeting:

Proposal 1: To elect seven directors to serve until the 2027 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
J. Douglas Collier	9,309,448	31,027	1,599,935
Robert G. Culp, IV	9,316,262	24,213	1,599,935
Kimberly B. Gatling	8,319,729	1,020,746	1,599,935
Lynn D. Heatherton	9,201,806	138,669	1,599,935
Franklin N. Saxon	8,614,706	725,769	1,599,935
William L. Tyson	9,300,678	39,797	1,599,935
Mark Wilson	9,296,915	43,560	1,599,935

Proposal 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2027

For	Against	Abstain	Broker Non-Votes
10,907,681	19,487	13,242	—

Proposal 3: Advisory vote on the Company’s named executive officers’ compensation as disclosed in the 2026 Proxy Statement (Say-on-Pay)

For	Against	Abstain	Broker Non-Votes
8,300,425	968,580	71,470	1,599,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Culp, Inc.

Date:	September 23, 2026	By:	/s/ Justin M. Grow
Justin M. Grow, Vice President, General Counsel & Corporate Secretary